MARIZYME EMPLOYMENT TERMS AND CONDITIONS AGREEMENT

This Employment Terms and Conditions Agreement sets the Terms and Conditions of my employment. In consideration of my employment or continued employment with MARIZYME, Inc. (hereinafter MARIZYME or the "Company") a Nevada corporation, or any of its predecessors, successors, affiliates, or subsidiaries, (collectively "MARIZYME" or the "Company"), and for other valuable consideration, the receipt of which is hereby acknowledged, I agree as follows:

RECITALS

MARIZYME desires to employ the services of the individual identified below ("Employee," "I," "me," or "my"). I desire to accept the offer of employment extended to me by MARIZYME. This offer of employment is based on my particular qualifications in a capacity in which I may receive, initiate, contribute to, or encounter with Confidential and Proprietary Information, and I desire to be employed in such a capacity. I expressly acknowledge that this employment may include inventing, discovering, initiating, or contributing to Confidential or Proprietary Information or Inventions as an integral part thereof. I acknowledge that such Confidential or Proprietary Information or Inventions are valuable assets of MARIZYME and MARIZYME has a legitimate interest in protecting itself from disclosure or misappropriation of such information and interference with its goodwill relationships with its vendors and customers. Therefore, MARIZYME and I agree that for purposes of protecting MARIZYME, it shall be a condition to my employment by MARIZYME that I execute and deliver this Employment Terms and Conditions Agreement. This Employment Terms and Conditions Agreement, my offer letter of employment and any stock option agreement, if applicable, together shall be referred to herein as the "Agreement."

AGREEMENT

In consideration of the foregoing and of mutual covenants contained herein, MARIZYME and I agree as follows:

1. **Definitions.** As used in this Agreement:

   a. "Affiliate" shall mean, with respect to the Company, any corporation or other business entity that directly, indirectly or through a form of business relationships, through one or more intermediaries, controls, is controlled by or is under common control with the Company. "Control" and, with correlative meanings, the terms "controlled by" and "under common control with" mean (i) the power to direct the management or policies of an Affiliate, whether through ownership of voting securities or by contract relating to voting rights or corporate governance, resolution, regulation or otherwise, or (ii) to own more than fifty (50%) percent of the outstanding voting securities or other ownership interests of each such Affiliate.

   b. "Confidential and Proprietary Information" means information disclosed to, learned, or known by me as a consequence of or through my employment by MARIZYME, but not limited to, about MARIZYME' s plans, products, processes, or services, including, without limitation, information relating to organisms, parts of organisms, compounds, testing apparatus, devices, prototypes and models, and any other information relating to research, development, inventions, manufacture, purchasing, accounting, engineering, marketing, sales, merchandising, financial and securities related as a public company.

2. Policies and Practices.

I agree to abide by all MARIZYME rules, regulations, policies, practices, and procedures ("Policies") which MARIZYME may implement and amend from time to time, including but not limited to MARIZYME's Employee Handbook, Corporate Policies, Regulations, and Certification. To the extent that said Policies conflict with this Agreement, this Agreement shall control. Otherwise, this Agreement and Policies shall be read as if together.

3. No Conflicts with Prior Obligations.

The Employee represents and warrants that his or her employment by MARIZYME and his or her performance of this Agreement will not conflict with any obligations that the Employee may have with any third parties. Without limiting the foregoing, the Employee agrees that he or she will not disclose to MARIZYME or use on MARIZYME's behalf any confidential or proprietary information belonging to a third party, unless the third party has consented, in written form and presented to MARIZYME, to the disclosure of the use of such information. In all cases of third party consented disclosure, MARIZYME, if it uses or potentially uses a third party consented disclosed information, MARIZYME shall have a fully paid up global and non-exclusive license, MARIZYME shall not have any further obligations relating to the third party consented disclosed information unless MARIZYME enters into a definitive agreement, on its own discretion, for the use of that third party consented information with the third party. The obligation to enter into a definitive agreement with any third-party rests solely with MARIZYME and not the third party.

4. Full or Part-Time Employment.

The Employee understands and agrees that MARIZYME is offering full or part-time employment to the Employee and the Employee agrees to be employed by MARIZYME. The Employee shall render services to MARIZYME, as outlined in their job description, but not limited to such job description duties, that are in effect at the time of employment has been offered. The duties relating to the Employee may change from time to time as requested by MARIZYME. The Employee shall provide services in a manner that will faithfully, honestly, and diligently further the business of MARIZYME and will devote a substantial portion of the Employee's business time, attention and energy, thereto, during the period of employment (provided that the Employee shall be entitled to expend a reasonable amount of time on civic, public, industry, and philanthropic activities) as long as they do not interfere with the Employee's ability to render and perform their job-related services to MARIZYME. All outside activities that may present potential or perceived conflicts of interest, related party interest or other relationships that may harm irreparably MARIZYME must be disclosed in writing to MARIZYME and approved by MARIZYME, prior to accepting and conducting such outside activities. Failure to report outside activities by the Employee to MARIZYME will result in the potential termination of employment. All final decisions of this Section 4 reside with MARIZYME in any final determinations related to the Employee.

5. Assignment of Inventions.

I agree to disclose to MARIZYME any and all ideas, concepts, discoveries, inventions, developments, original works of authorship, software programs, software and systems documentations, trade secrets, technical data and know-how that are conceived, devised, invented, developed or reduced to practice or tangible medium by me, under my direction or jointly with others during any period that I am employed or engaged by MARIZYME whether or not during MARIZYME'S normal working hours or on the

premises of MARIZYME which relate , directly or indirectly, to the business of MARIZYME and arise out of my employment with MARIZYME (collectively, "Inventions").

I hereby assign to MARIZYME all of my right, title and interest to the Inventions and any and all patent rights, copyrights and applications and registrations therefor. During and after my employment, I shall cooperate with MARIZYME at the Company's expense, in obtaining proprietary protection for the Inventions and I shall execute all documents which MARIZYME shall reasonably request to perfect MARIZYME's rights in the Inventions. The Employee acknowledges that there will be no withholding of cooperation under any circumstances to this Section 5. Such cooperation is paramount to the success of MARIZYME. If the Employee withholds such cooperation, MARIZYME, may take legal action to effect cooperation of the employee as it pertains to this Section 5.

I acknowledge that all original works of authorship made by me within the scope of my employment that are protectable by copyright are intended to be " works made for hire", as that term is defined by Section 1-1 of the United States Copyright Act of 1976 (the "Act") and shall be the property of MARIZYME. I shall without further consideration, assign to MARIZYME all of my right, title and interest in such copyrightable work and will cooperate with MARIZYME and its designees, at MARIZYME's expense, to secure, maintain and defend for MARIZYME's benefit copyrights and any extensions and renewals thereof on any and all such work. I waive all rights to publicity and claims to moral rights in any Inventions.

I agree, upon request of MARIZYME , at all times to do such acts, such as giving testimony in support of my inventor ship, and to execute and deliver promptly to MARIZYME such papers, instruments, and documents as from time to time may be necessary or useful in MARIZYME's opinion to apply for, secure, maintain, reissue, extend, or defend MARIZYME' s worldwide rights in the Inventions or in any or all United States letters patent and in any and all letters patent in any country foreign to the United States, so as to secure to MARIZYME the full benefits of the Inventions or discoveries.

I warrant and represent to MARIZYME that I am not subject to any agreement inconsistent with the Agreement regarding Inventions set forth herein. I agree not to conduct any research or other work subject to this Agreement other than at MARIZYME's Facilities and further agree not to use any research facilities, materials, or personnel of any university or other entity not rented, leased, or otherwise hired by MARIZYME in connection with such work.

6. Shop Right.

Notwithstanding any provision of this Agreement creating greater rights, MARIZYME shall have the royalty-free right to use in its business, and to make, have made, use, sell, offer for sale, and import products, processes, and services derived from any inventions, discoveries, concepts, and ideas, whether or not patentable, including but not limited to processes, methods, formulae, techniques, and biotechnology products, as well as improvements thereof and know-how related thereto, that are not Inventions as defined herein, but that are made or conceived by me during my engagement by MARIZYME or with the use or assistance of MARIZYME's Facilities, Materials, or Personnel.

7. Disclosure of Information.

a. Except as specifically directed by MARIZYME, I shall not, directly or indirectly, during or after the term of my employment by MARIZYME use, disseminate, disclose, lecture on, or publish articles concerning any Confidential and Proprietary Information. This restriction will not apply to information that I can establish, by competent proof (i) was known, other than under binder of secrecy, to me prior to my

employment by MARIZYME; (ii) has passed into the public domain prior to or after its development by or for MARIZYME other than through acts or omissions attributable to me; or (iii) was subsequently obtained, other than under binder of secrecy, from a third party not acquiring the information under an obligation of confidentiality from the disclosing party.

b. Upon termination or resignation of my employment with MARIZYME, I shall forthwith deliver to MARIZYME all notes, reports, notebooks, letters, manuals, prints, drawings, photocopies of documents, and all other materials relating to MARIZYME including copies thereof, that are in the possession of or under the control of me.

c. I shall not assert any rights under any Inventions, discoveries, concepts or ideas, or improvements thereof, or know-how related thereto, as having been made or acquired by me prior my employment by MARIZYME except as disclosed in writing by me.

d. I acknowledge that MARIZYME' s Confidential and Proprietary Information constitutes unique and valuable assets of MARIZYME, the loss or unauthorized disclosure of which would cause MARIZYME irreparable harm. Upon the breach or threatened breach by me of any of the provisions of this paragraph 7, MARIZYME may obtain an injunction, without bond, restraining me from committing such breach. This right to an injunction will not preclude MARIZYME from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages.

e. I acknowledge that all property and information that belongs to MARIZYME, including, but not limited to, all electronically stored and paper copies of all financial data, customer information of any type, business plans and reports, any and all technical, scientific and intellectual property files, along with all keys, access cards, credit cards, computers, other peripherals, cell phones and other company property shall be returned immediately following my termination or resignation from MARIZYME.

f. I acknowledge that this Section 7 is paramount to the success of MARIZYME, and as such, I shall notify MARIZYME immediately, and cooperate fully at the request of MARIZYME in the investigation and discovery of any potential loss. Loss or compromise of the Confidential and Proprietary Information of MARIZYME.

g. Upon the Termination or Resignation of the Employee, the Employee acknowledges that the importance of safeguarding all Confidential and Proprietary Information is paramount to the success of MARIZYME. The Employee shall: (i) immediately cease the use of Confidential and Proprietary Information, (ii) return to MARIZYME, or shall destroy, at MARIZYME'S discretion, any and all, Confidential and Proprietary Information. If MARIZYME requests the Employee to transfer any or all Confidential and Proprietary Information to MARIZYME, the Employee shall comply with the request within twenty-four (24) hours and transfer the Confidential and Proprietary Information, at MARIZYME'S expense, to the MARIZYME designated contact, (iii) the Employee shall certify in written form, digital or otherwise, that such destruction has been completed.

I further agree that this duty of Confidentiality includes all Confidential and Proprietary Information received from the time I started working at MARIZYME, whether or not, such

Confidential and Proprietary Information was received prior to the signing of the present agreement.

8. At-Will Employment – No Right to Continued Employment.

I understand that the present Agreement does not constitute a contract of employment or create an obligation on the part of MARIZYME to continue my employment with the Company. I understand that my employment is "at-will" and that my obligations under this Agreement shall not be affected by any change in my position, title, or function with, or compensation, by MARIZYME. As an at-will employee, you or MARIZYME may terminate your employment relationship with MARIZYME at any time, with or without cause.

9. Non-Disparagement.

Employee upon executing this Agreement, will not make any intentionally disparaging statements to, or of, any current or former employees of MARIZYME and any third parties regarding MARIZYME, its services, or any of its employees, officers, shareholders or members of the board of directors. Notwithstanding the foregoing, this Agreement does not prohibit the Employee from (a) providing truthful testimony in response to compulsory legal process, (b) participating or assisting in any investigation or inquiry by a governmental agency acting within the scope of its statutory or regulatory jurisdiction. This Section 9 pertains to all forms of communication by employee to include, but not limited to, social media, any form of blogging, video/audio casts, industry related chat boards and forms of digital communications that may not exist at the time of the Employment Period and the period following termination or resignation by the employee. Any breach of this Section 9 during the employment period is cause for immediate dismissal of the employee.

10. Non-Solicitation.

Upon the termination or resignation of Employee, the Employee will not directly or indirectly attempt, encourage, or attempt to solicit any employee, vendor, partner, a party of an Affiliate and/or a business partner, in any form, of MARIZYME, for the purpose of offering or attempting to offer any service, product or other application which is the same as or substantially similar to the services, products, research and development activities or other applications offered or in the process of being offered or in the process of being developed by MARIZYME within the last three (3) years prior to the Termination or Resignation of my employment with MARIZYME. I further agree, for a period of one (1) year after my Termination or Resignation of my employment with MARIZYME, that I will not solicit or attempt to solicit any current employee of or known consultant (other than a recruiting firm hired by MARIZYME to perform employment recruiting services to MARIZYME, or any Affiliate) which had been rendering services, of any kind, to MARIZYME within the last six (6) month period.

11. Binding Effects.

This Agreement will be binding on and inure to the benefit of the parties hereto and our respective heirs, personal representatives, successors, and assigns. All sections of this Agreement upon termination or resignation will have a Binding Effect on the Employee following the termination of this Agreement through either termination or resignation by the Employee.

12. Applicable Law.

This Agreement will be governed for all purposes by the laws of the State of Delaware. If any provision of this Agreement is declared void, such provision will be deemed severed from this Agreement, which will otherwise remain in full force and effect.

13. Arbitration.

Except in the event that injunctive or other equitable relief is sought by MARIZYME to enforce the terms and conditions of this Agreement (for which MARIZYME may proceed in any court of competent jurisdiction), any dispute or controversy arising from or relating to this Agreement or my employment with MARIZYME (the "Covered Claims") will be decided by arbitration, by the American Arbitration Association and in accordance with then current rules and regulations of that association. Arbitration proceedings will be conducted in the utmost secrecy, and in such case, all documents, testimony, and records will be received, heard, and maintained by the arbitrators in secrecy, available for inspection only by MARIZYME or by me and by our respective attorneys and experts who will agree, in advance and in writing, to receive all such information confidentially and to maintain the secrecy of such information until such information becomes generally known.

Employee and MARIZYME expressly intend and agree that **all Covered Claims must be arbitrated on an individual basis only and that no arbitration can be brought by either the Employee or MARIZYME as a class and/or on a collective, consolidated or representative basis**. Employee and MARIZYME expressly and mutually agree that the arbitrator shall not have any authority to grant relief and/or hear Covered Claims on a class, collective, consolidated or representative basis.

14. Notices.

Any notice required or permitted to be given under this Agreement must be in writing and given by hand delivery by certified or registered United States mail, postage prepaid, and will be effective on the date delivered by hand or mailed, in the case of MARIZYME to its business address, and in the case of me, to my most recent home address as shown on MARIZYME's records at the time of termination.

15. Survival of Obligations.

My obligations to MARIZYME regarding this Agreement as contained in Sections 5-13, as set forth herein, will survive the termination of this Agreement.

16. Severability.

In the event that any of the provisions contained herein shall, for any reasons, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and all other provisions shall remain in full force and effect.

17. Entire Agreement; Other Agreements.

This instrument contains the entire Agreement of the parties with respect to the subject matter hereof and, except as otherwise provided herein, no representation, promise, or agreement, oral or written, relating hereto that is not contained herein shall be of any force or effect. Moreover, if Employee entered into any other enforceable agreements with MARIZYME that contains provisions that are not in direct conflict with the provisions of this Agreement, including without limitation, any Severance Agreement, those

other agreements shall remain in effect and the Terms of this Agreement shall be in addition to such other agreements. The failure of either party to insist, in any one or more instances, upon the performance of any of the terms, covenants, or conditions of this Agreement or to exercise any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any rights, and the obligations of the party with respect to such future performance shall continue with full force and effect. No waiver of any such right will have effect unless given in a writing signed by the party against whom the waiver is to be enforced. This Agreement may be changed only by MARIZYME and agreed to in writing by Employee against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

The following information about this MARIZYME employee is below:

NAME: Amy Chandler

POSITION: SVP, Regulatory Affairs

REPORTS TO: Dr. Steven Brooks

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IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

BY: MARIZYME, Inc.

NAME: Dr. Neil J. Campbell

TITLE: President & CEO

DATE: Jan 18, 2021

BY: EMPLOYEE

Name: Amy Chandler

DATE: Jan 18, 2021